
                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                       SCHEDULE V
                                                                  UTILITY PLANT                                     Sheet 1
                                                          YEAR ENDED DECEMBER 31, 1993
      Column A                        Column B               Column C          Column D            Column E             Column F
                                     Balance at                                                 Other Changes -
                                    Beginning of            Additions                               Debit           Balance at Close
Classifications                        Period                At Cost          Retirements          (Credit)             of Period
Electric Plant:
  Intangible                        $       45,519          $    -            $    -            $    -              $       45,519
  Production:
      Steam Production                 356,614,304           11,923,550         4,651,841          (53,832)            363,832,181
      Nuclear Production               295,810,553            2,563,305            70,628          (24,257)            298,278,973
      Nuclear Fuel Assemblies           25,989,499            2,209,835            -                 -                  28,199,334
      Hydraulic Production              18,683,857               96,866            19,708            -                  18,761,015
      Other Production                   3,752,375               19,747            -                 -                   3,772,122
      Transmission                     101,063,759            2,450,315           629,063           (1,006)            102,884,005
  Distribution                         282,385,209           13,475,700         2,290,638          (24,388)            293,545,883
  General                                2,172,154              150,550             1,953           50,411               2,371,162
      Total                          1,086,517,229           32,889,868         7,663,831          (53,072)          1,111,690,194
Gas Plant:
  Intangible                               329,895              112,444            -                 -                     442,339
  Production                             2,998,643               -                 -                 -                   2,998,643
  Storage                                   -                    -                 -                 -                      -
 Transmission                           33,969,383              434,195             8,718            -                  34,394,860
  Distribution                          83,722,761            6,967,776           428,830           (4,586)             90,257,121
  General                                   -                    -                 -                 -                      -
      Total                            121,020,682            7,514,415           437,548           (4,586)            128,092,963
Common Plant:
  Intangible                               106,950               -                 -                 -                     106,950
  General                               77,762,872            5,821,637         3,264,755           57,658              80,377,412
      Total                             77,869,822            5,821,637         3,264,755           57,658              80,484,362
Construction Work in Progress           34,930,490            7,810,892            -                 -                  42,741,382
      Total Utility Plant           $1,320,338,223          $54,036,812       $11,366,134        $   -              $1,363,008,901

                                                                       F-3

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                       SCHEDULE V
                                                                  UTILITY PLANT                                     Sheet 2
                                                          YEAR ENDED DECEMBER 31, 1993
                                                                   (Continued)


Column E represents transfers and reclassifications as follows:  a reclassification of $26,230 from electric steam production to electric general;  a reclassification of $24,181 from electric nuclear production to electric general; a reclassification of $76 from electric nuclear production to electric transmission;  a reclassification of $1,082 from electric transmission to electric distribution;  a transfer to common of $53,072 due to plant previously dedicated to electric; and a transfer to common of $4,586 due to plant previously dedicated to gas.






















                                                                       F-4

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                       SCHEDULE V
                                                                  UTILITY PLANT                                     Sheet 3
                                                          YEAR ENDED DECEMBER 31, 1992
      Column A                       Column B                Column C          Column D           Column E             Column F
                                     Balance at                                                 Other Changes -
                                    Beginning of            Additions                               Debit           Balance at Close
Classifications                        Period                At Cost          Retirements          (Credit)             of Period

Electric Plant:
  Intangible                        $       45,519          $     -           $     -           $      -            $       45,519
  Production:
      Steam Production                 347,125,820           11,729,688         2,240,948             (256)            356,614,304
      Nuclear Production               296,085,908            1,102,427         1,377,782              -               295,810,553
      Nuclear Fuel Assemblies           24,638,196            1,351,303             -                  -                25,989,499
      Hydraulic Production              18,057,401              674,662            48,206              -                18,683,857
      Other Production                   3,546,645              205,730             -                  -                 3,752,375
  Transmission                          91,474,798            9,712,223           123,891              629             101,063,759
  Distribution                         270,095,907           14,485,592         2,195,661             (629)            282,385,209
  General                                1,961,800              227,885            17,787              256               2,172,154
      Total                          1,053,031,994           39,489,510         6,004,275              -             1,086,517,229
Gas Plant:
  Intangible                               329,895                -                 -                  -                   329,895
  Production                             2,998,643                -                 -                  -                 2,998,643
  Storage                                   -                     -                 -                  -                    -
  Transmission                          19,472,090           14,500,466             5,144            1,971              33,969,383
  Distribution                          78,410,859            5,779,587           462,764           (4,921)             83,722,761
  General                                   -                     -                  -                 -                    -
      Total                            101,211,487           20,280,053           467,908           (2,950)            121,020,682
Common Plant:
  Intangible                               106,950                -                 -                  -                   106,950
  General                               65,479,193           19,305,330         7,024,601            2,950              77,762,872
      Total                             65,586,143           19,305,330         7,024,601            2,950              77,869,822
Construction Work in Progress           52,284,023          (17,353,533)             -                 -                34,930,490
      Total Utility Plant           $1,272,113,647          $61,721,360       $13,496,784        $     -            $1,320,338,223
                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                       SCHEDULE V
                                                                  UTILITY PLANT                                     Sheet 4
                                                          YEAR ENDED DECEMBER 31, 1992
                                                                   (Continued)

Column E represents transfers and reclassifications as follows:  a reclassification of $256 from electric steam production to electric general; a reclassification of $629 from electric distribution to electric transmission; and a transfer to common of $2,950 due to reclassification of plant previously dedicated to gas.


























                                                                       F-6

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                       SCHEDULE V
                                                                  UTILITY PLANT                                     Sheet 5
                                                          YEAR ENDED DECEMBER 31, 1991
      Column A                        Column B              Column C           Column D            Column E             Column F
                                     Balance at                                                 Other Changes -
                                    Beginning of            Additions                               Debit           Balance at Close
Classifications                        Period                At Cost          Retirements          (Credit)             of Period
Electric Plant:
  Intangible                        $       45,519          $     -           $      -          $      -            $       45,519
  Production:
      Steam Production                 332,816,361           16,907,208         2,381,344         (216,405)            347,125,820
      Nuclear Production               293,678,263            3,166,162           758,517              -               296,085,908
      Nuclear Fuel Assemblies           21,260,117            3,378,079              -                 -                24,638,196
      Hydraulic Production              18,037,207               25,809             5,615              -                18,057,401
      Other Production                   3,452,495               94,150              -                 -                 3,546,645
  Transmission                          88,638,646            3,311,426           707,324          232,050              91,474,798
  Distribution                         258,035,560           14,641,631         2,343,676         (237,608)            270,095,907
  General                                1,773,379              207,390            18,969              -                 1,961,800
      Total                          1,017,737,547           41,731,855         6,215,445         (221,963)          1,053,031,994
Gas Plant:
  Intangible                               329,895                -                  -                 -                   329,895
  Production                             2,998,874                -                   231              -                 2,998,643
  Storage                                   -                     -                  -                 -                    -
  Transmission                          18,995,359              349,706            (4,707)         122,318              19,472,090
  Distribution                          73,386,614            5,412,986           388,164             (577)             78,410,859
  General                                   -                     -                  -                 -                    -
      Total                             95,710,742            5,762,692           383,688          121,741             101,211,487
Common Plant:
  Intangible                               106,950                -                  -                 -                   106,950
  General                               60,346,339            9,352,689         4,320,057          100,222              65,479,193
      Total                             60,453,289            9,352,689         4,320,057          100,222              65,586,143
Construction Work in Progress           38,224,075           14,059,948              -                 -                52,284,023
      Total Utility Plant           $1,212,125,653          $70,907,184       $10,919,190        $     -            $1,272,113,647

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                       SCHEDULE V
                                                                  UTILITY PLANT                                     Sheet 6
                                                          YEAR ENDED DECEMBER 31, 1991
                                                                   (Continued)

Column E represents transfers and reclassifications as follows:  a transfer of $125,144 from electric plant to gas plant for plant previously dedicated to electric production reclassified as gas transmission;  a transfer of $91,261 from electric plant to common plant due to a reclassification of transportation equipment to common plant;  a transfer of
$233,473 from electric distribution to electric transmission due to a reclassification of the "CN" line;  a transfer of
$8,961 related to gas services transferred from gas plant to common plant;  and a transfer of $5,558 from electric plant to gas plant for a substation site previously used for electric distribution which will be used as a new gas distribution regulator station.






















                                                                       F-8

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                     SCHEDULE VI
                                           ACCUMULATED DEPRECIATION AND AMORTIZATION OF UTILITY PLANT             Sheet 1
                                                          YEAR ENDED DECEMBER 31, 1993

Column A                      Column B                 Column C                            Column D                Column E
                              Balance at               Additions                                                  Balance at
                              beginning         Charged to                                                          end of
Description                   of period           income              Other                Retirements (f)          period
Accumulated depreciation
 and amortization of
 utility plant shown in
 Schedule V:

Electric                      $341,337,491      $32,657,788       $3,443,774 (b)          $10,633,858             $366,805,195 (a)
Nuclear Fuel Assemblies         17,872,495        3,170,416         (397,117)(c)               -                    20,645,794
Gas                             38,436,269        3,614,070         (226,130)(d)              915,343               40,908,866
Common                          18,119,070        3,410,165        1,660,736 (e)            3,400,022               19,789,949
                              $415,765,325      $42,852,439       $4,481,263              $14,949,223             $448,149,804

Notes:
(a)  Includes accumulated provision for the Nine Mile 2 Plant internal and external decommissioning funds of $969,300 and $3,666,560, respectively.

(b)  Electric other of $3,443,774 includes the following:
 1)  A credit of $21,537 related to contributions in excess of construction costs.
 2)  A credit of $19,278 representing the transfer of a loss on the disposition of property to miscellaneous income.
 3)  A charge of $6,408 representing a plant transfer from electric to common.
 4)  A credit of $155,176 representing net earnings on Nine Mile 2 Plant Qualified External Decommissioning Fund.
 5)  A credit of $1,316,932 representing an insurance reimbursement - Pleasant Valley transformer.
 6)  A charge of $189,945 representing a settlement agreement adjustment - Nine Mile 2 Plant.
 7)  A credit of $2,127,204 representing Lunamar II litigation settlement.


                                                                      F-9

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                     SCHEDULE VI
                                           ACCUMULATED DEPRECIATION AND AMORTIZATION OF UTILITY PLANT             Sheet 2
                                                          YEAR ENDED DECEMBER 31, 1993
                                                                   (Continued)


(c)  Nuclear fuel assemblies other of $(397,117) represents a reclassification to a regulatory asset.

(d)  Gas other of $(226,130) includes the following:
 1)  A credit of $2,760 related to contributions in excess of construction costs.
 2)  A charge of $890 representing a plant transfer from gas to common.
 3)  A charge of $228,000 representing interruptible gas profit offset of deferred items.

(e)  Common other of $1,660,736 includes the following:
 1)  Depreciation provisions on automobiles, trucks, etc., are charged to clearing accounts, together with other costs of operation and maintenance thereof, and are subsequently distributed to various asset and expense accounts.  The amount of such depreciation provisions in 1993 was $1,653,438.
 2)  A credit of $7,298 representing a transfer to common of $6,408 from electric and $890 from gas.

(f)  Retirement of utility plant at book value, plus cost of dismantling, less credit for salvage, together with net change in retirement work in progress.














                                                                      F-10
/TABLE

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                     SCHEDULE VI
                                       ACCUMULATED DEPRECIATION AND AMORTIZATION OF UTILITY PLANT  Sheet 3
                                                          YEAR ENDED DECEMBER 31, 1992

Column A                       Column B                Column C                            Column D                Column E
                              Balance at               Additions                                                  Balance at
                              beginning         Charged to                                                          end of
Description                   of period           income            Other                 Retirements (e)           period
Accumulated depreciation
 and amortization of
 utility plant shown in
 Schedule V:

Electric                      $314,372,956      $33,638,242       $  285,587 (b)          $ 6,959,294             $341,337,491 (a)
Nuclear Fuel Assemblies         15,533,506        2,338,989            -                        -                   17,872,495
Gas                             35,888,382        3,157,754              (78)(c)              609,789               38,436,269
Common                          20,922,222        2,799,953        1,695,121 (d)            7,298,226               18,119,070
                              $386,717,066      $41,934,938       $1,980,630              $14,867,309             $415,765,325

Notes:
(a)  Includes accumulated provision for the Nine Mile 2 Plant internal and external decommissioning funds of $757,300 and $2,724,384, respectively.

(b)  Electric other of $285,587 includes the following:
 1)  A credit of $42,245 related to contributions in excess of construction costs.
 2)  A credit of $412 representing the transfer of a loss on the disposition of property to miscellaneous income.
 3)  A charge of $174,726 representing a settlement agreement adjustment - Nine Mile 2 Plant.
 4)  A credit of $129,929 representing net earnings on Nine Mile 2 Plant Qualified External Decommissioning Fund.
 5)  A credit of $287,727 representing an insurance reimbursement - Rock Tavern transformer.

(c)  Gas other of $(78) includes the following:
 1)  A charge of $78 representing a plant transfer to gas from common.

                                                                      F-11

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                     SCHEDULE VI
                                           ACCUMULATED DEPRECIATION AND AMORTIZATION OF UTILITY PLANT             Sheet 4
                                                          YEAR ENDED DECEMBER 31, 1992
                                                                   (Continued)

(d)  Common other of $1,695,121 includes the following:
  1)  Depreciation provisions on automobiles, trucks, etc., are charged to clearing accounts, together with other costs of operation and maintenance thereof, and are subsequently distributed to various asset and expense accounts.  The amount of such depreciation provisions in 1992 was $1,680,529.
  2)  A credit of $78 representing a plant transfer to common from gas.
  3)  Correction of non-depreciable property of $14,514 charged in error to gas reserve.

(e)  Retirement of utility plant at book value, plus cost of dismantling, less credit for salvage, together with net change in retirement work in progress.

/TABLE

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                     SCHEDULE VI
                                           ACCUMULATED DEPRECIATION AND AMORTIZATION OF UTILITY PLANT             Sheet 5
                                                          YEAR ENDED DECEMBER 31, 1991

Column A                       Column B               Column C                            Column D                 Column E
                              Balance at              Additions                                                   Balance at
                              beginning         Charged to                                                          end of
Description                   of period           income            Other                 Retirements (e)           period
Accumulated depreciation
 and amortization of
 utility plant shown in
 Schedule V:

Electric                      $289,495,887      $32,398,411       $  (36,557)(b)          $ 7,484,785             $314,372,956 (a)
Nuclear Fuel Assemblies         12,350,308        3,183,198            -                        -                   15,533,506
Gas                             34,045,872        2,344,295          150,254 (c)              652,039               35,888,382
Common                          21,130,238        2,487,705        1,556,265 (d)            4,251,986               20,922,222
                              $357,022,305      $40,413,609       $1,669,962              $12,388,810             $386,717,066

Notes:
(a)  Includes accumulated provision for the Nine Mile 2 Plant internal and external decommissioning funds of $545,300 and $1,807,455, respectively.

(b)  Electric other of $(36,557) includes the following:
 1)  A credit of $51,495 related to contributions in excess of construction costs.
 2)  A credit of $1,790 representing the transfer of a loss on the disposition of property to miscellaneous income.
 3)  A charge of $170,952 representing a plant transfer from electric of $148,841 to gas and $22,111 to common.
 4)  A credit of $81,110 representing net earnings on Nine Mile 2 Plant Qualified External Decommissioning Fund.

(c)  Gas other of $150,254 includes the following:
 1)  A credit of $1,413 related to contributions in excess of construction costs.
 2)  A credit of $148,841 representing a plant transfer to gas from electric.

                                                                      F-13

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                     SCHEDULE VI
                                           ACCUMULATED DEPRECIATION AND AMORTIZATION OF UTILITY PLANT             Sheet 6
                                                          YEAR ENDED DECEMBER 31, 1991
                                                                   (Continued)

(d)  Common other of $1,556,265 includes the following:
 1)  Depreciation provisions on automobiles, trucks, etc., are charged to clearing accounts, together with other costs of operation and maintenance thereof, and are subsequently distributed to various asset and expense accounts.  The amount of such depreciation provisions in 1991 was $1,534,154.
 2)  A credit of $22,111 representing a plant transfer to common from electric.

(e)  Retirement of utility plant at book value, plus cost of dismantling, less credit for salvage, together with net change in retirement work in progress.




















                                                                      F-14


                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION                     SCHEDULE VIII
                                                                    RESERVES                                      Sheet 1
                                                          YEAR ENDED DECEMBER 31, 1993
   Column A                         Column B                Column C                        Column D         Column E
                                                               Additions
                                                                        Charged to          Payments          Balance
                                    Balance at        Charged to          other             charged            at end
                                    beginning          cost and         accounts -             to                of
Description                         of period          expenses          describe           reserves           period
Operating Reserves:
  Reserve for injuries
   and damages                      $1,817,886        $  180,000        $   20,000 (a)    $   78,735        $1,939,151

  Workers compensation
   deductible                            -                 -               970,962 (b)        91,905           879,057

  Pensions and benefits
   carrying charge reserve               -                92,360             -                 -                92,360

  Nine Mile 2 Plant
   operation and maintenance
   expense reserve                       -             2,148,253           724,178 (c)     3,436,980          (564,549)

  Total Operating
   Reserves                         $1,817,886        $2,420,613        $1,715,140        $3,607,620        $2,346,019

Reserve for Uncollectible
 Accounts                           $1,500,000        $3,430,841        $    -            $2,930,841        $2,000,000

Notes:
(a)  Charged to clearing account for costs of operation of automobiles, trucks, etc., and subsequently distributed, together with other costs of operation and maintenance, to various asset and expense accounts.
(b)  Charged to clearing account for workers compensation insurance and subsequently distributed, together with other insurance premium costs, to various asset and expense accounts.
(c)  Charged to regulatory asset account representing future recovery from ratepayers.
                                                                     F-15

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION               SCHEDULE VIII
                                                                    RESERVES                                Sheet 2
                                                          YEAR ENDED DECEMBER 31, 1992

   Column A                          Column B                  Column C                     Column D          Column E
                                                               Additions
                                                                        Charged to          Payments          Balance
                                    Balance at        Charged to          other              charged           at end
                                    beginning          cost and         accounts -             to                of
Description                         of period          expenses          describe           reserves           period
Operating Reserves:
  Reserve for injuries
   and damages                      $1,346,101        $  757,500        $   67,500 (a)    $  353,215        $1,817,886

  Nine Mile 2 Plant
   operation and maintenance
   expense reserve                     896,000         2,422,087             -             3,318,087             -


  Total Operating
   Reserves                         $2,242,101        $3,179,587        $   67,500        $3,671,302        $1,187,886


Reserve for Uncollectible
 Accounts                           $1,100,000        $3,824,404        $    -            $3,424,404        $1,500,000

Note:
(a)  Charged to clearing account for costs of operation of automobiles, trucks, etc., and subsequently distributed, together with other costs of operation and maintenance, to various asset and expense accounts.




                                                                      F-16
/TABLE

                                                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION               SCHEDULE VIII
                                                                    RESERVES                                Sheet 3
                                                          YEAR ENDED DECEMBER 31, 1991

   Column A                         Column B                   Column C                     Column D         Column E
                                                               Additions
                                                                        Charged to          Payments          Balance
                                    Balance at        Charged to          other              charged           at end
                                    beginning          cost and         accounts -             to                of
Description                         of period          expenses          describe           reserves           period
Operating Reserves:
  Reserve for injuries
   and damages                      $1,390,136        $   96,000        $   24,000 (a)    $  164,035        $1,346,101

  Nine Mile 2 Plant
   operation and maintenance
   expense reserve                       -               896,000             -                 -               896,000


  Total Operating
   Reserves                         $1,390,136        $  992,000        $   24,000        $  164,035        $2,242,101


Reserve for Uncollectible
 Accounts                           $  950,000        $3,535,712        $    -            $3,385,712        $1,100,000

Note:
(a)  Charged to clearing account for costs of operation of automobiles, trucks, etc., and subsequently distributed, together with other costs of operation and maintenance, to various asset and expense accounts.



                                                                      F-17

                                                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION                SCHEDULE IX
                                                              SHORT-TERM BORROWINGS                         Sheet 1
                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                     ($000)


                                            1993                              1992                             1991
                                                  Payable to                       Payable to                      Payable to
                                                  Holders of                       Holders of                      Holders of
                                   Payable to     Commercial         Payable to    Commercial        Payable to    Commercial
                                   Banks (a)      Paper (b)          Banks (a)     Paper (b)         Banks (a)     Paper (b)
Balance at December 31             $   -           $  -              $   -          $15,000          $   -          $19,000

Weighted Average Interest
 Rate at 12/31                         -              -                  -            4.23%              -            5.65%

Maximum Amount Outstanding
 During Period                     $   -           $15,000           $   -          $29,500          $   -          $35,000

Date Maximum Amount
 Outstanding                          (e)           1/3/93              (e)          8/3/92             (e)          2/4/91

Average Daily Amount Out-
 standing During Period (c)        $  (e)          $   330           $  (e)         $12,984          $  (e)         $ 8,281

Weighted Average Interest
 Rate During Period (d)                -             3.94%               -            4.48%              -            7.12%






                                                                      F-18

                                                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION         SCHEDULE IX
                                                              SHORT-TERM BORROWINGS                                Sheet 2
                                                                   (Continued)

(a)  Effective December 17, 1990 the Company entered into a revolving credit agreement with four commercial banks for borrowing up to $50 million through December 14, 1997 (Agreement).  The Agreement gives the Company the option of borrowing at either the prime/federal funds rate, or three other money market rates if such rates are lower.  The
     Agreement also provides for the payment of an annual commitment fee of 1/16 of 1% per annum on the unborrowed amount and a facility fee of 1/8 of 1% per annum on the total amount of the facility.  Compensating balances are not required under the Agreement.  In addition, the Company continues to maintain confirmed lines of credit totaling $2 million with three regional banks.

(b)  Commercial paper is issued at various discount rates and usually matures within 10 to 45 days.

(c)  The maximum aggregate short-term borrowings outstanding at any one month-end were $0 for 1993,
     $21,000 at January 31, 1992 and $28,000 at January 31, 1991.

(d)  Calculated using a daily average of borrowings outstanding & related interest charges for the year ended December 31.

(e)  During 1993, 1992, and 1991 there were no bank borrowings.












                                                                      F-19

          CENTRAL HUDSON GAS & ELECTRIC CORPORATION    SCHEDULE X
           SUPPLEMENT INCOME STATEMENT INFORMATION     Sheet 1
         YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991



      Column A                                          Column B
                                           Charged to Costs and Expenses
       Item                                    1993       1992        1991
                                                (Thousands of Dollars)

1.  Maintenance and Repairs (a)              $34,486    $34,226     $31,504


2.  Depreciation and Amortization:
     Utility Plant (b)                       $42,852    $41,935     $40,413
    Less:
      Nuclear fuel amortization (c)            3,170      2,339       3,183
        Total Depreciation and
         Amortization per
         Statement of Income                 $39,682    $39,596     $37,230


3.  Taxes, other than Income Taxes:
      Real property and special
       franchise                             $32,079    $31,171     $30,785

      State and local taxes on
       gross revenue                          27,375     27,807      25,247

      Payroll                                  5,589      5,137       4,810

      Petroleum business tax                   4,689      6,831       3,903

      Other                                    4,307      4,997       5,465

           Total                              74,039     75,943      70,210

    Less - charges to construction
     work in progress, clearing
     accounts, etc.                            8,369      9,514       9,546

    Less - nonoperating real
     estate taxes                                106         90         110

         Total Taxes, other than
          Income Taxes, per
          Statement of Income                $65,564    $66,339     $60,554


4.  Advertising Costs                                   Not Material
           CENTRAL HUDSON GAS & ELECTRIC CORPORATION    SCHEDULE X
            SUPPLEMENT INCOME STATEMENT INFORMATION     Sheet 2
         YEARS ENDED DECEMBER 31, 1993, 1992, AND 1991
                       (Continued)




Notes:
(a) In addition to the amounts of maintenance and repairs included in the Statement of Income, certain amounts (not material in total) are charged to clearing accounts which are subsequently distributed to various asset and expense accounts.

(b) See Schedule VI.

(c) Charged to Fuel Used in Electric Generation.






























                                     F-21
